UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 26, 2010

Ingram Micro Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place, Santa Ana, CA 92705
(Address of Principal Executive Offices and Zip Code)

(714) 566-1000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2010, Ingram Micro Inc. (the “Company”) and Ingram Funding Inc. (“Ingram Funding”), a wholly-owned subsidiary of the Company, entered into a new U.S. revolving trade account receivable-backed financing program (the “New Receivables Program”) pursuant to a Receivables Purchase Agreement and a Receivables Sale Agreement included as exhibits in this report.  The New Receivables Program replaces the Company’s previous U.S. revolving trade account receivable-backed financing program, which was terminated on the same date as discussed below under Item 1.02.  The New Receivables Program provides for up to $500 million initially in borrowing capacity secured by a majority of the Company’s U.S.-based receivables, and may, subject to the financial institution’s approval and availability of eligible receivables, be increased to $700 million in accordance with the terms of the Receivables Purchase Agreement.  The New Receivables Program matures in April 2013 and the interest rate is dependent on designated commercial paper rates (or, in certain circumstances, an alternate rate) plus a predetermined margin. The Receivables Purchase Agreement is subject to customary fees and contains various customary affirmative and negative covenants, representations and warranties and default and termination provisions. The foregoing description is qualified in its entirety by reference to the Receivables Purchase Agreement and the Receivables Sale Agreement, copies of which are filed as Exhibit 10.1 and 10.2 to this report, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 26, 2010, in connection with the entry into the New Receivables Program discussed above, the Company and Ingram Funding terminated a previous receivables funding agreement, dated July 29, 2004, as amended from time to time, among the Company, Ingram Funding and General Electric Capital Corporation and a previous receivables sale agreement, dated July 29, 2004, as amended from time to time, between the Company and Ingram Funding (collectively, the “Previous Program”).  The maximum amount available under the Previous Program was $650 million and the final maturity date was July 30, 2010.  The Company had no borrowings outstanding under the Previous Program as of April 3, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Receivables Purchase Agreement dated April 26, 2010 among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and BNP Paribas

10.2	Receivables Sale Agreement dated April 26, 2010 among Ingram Micro Inc., Ingram Funding Inc. and each of the other entities party thereto from time to time as Originators

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

Date:	April 28, 2010	By:	/s/ Larry C. Boyd
			Name:	Larry C. Boyd
			Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Receivables Purchase Agreement dated April 26, 2010 among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and BNP Paribas

10.2	Receivables Sale Agreement dated April 26, 2010 among Ingram Micro Inc., Ingram Funding Inc. and each of the other entities party thereto from time to time as Originators